PROSPECTUS SUPPLEMENT dated September 15, 1999
(to Prospectus dated January 29, 1999)

                         THE CHASE MANHATTAN CORPORATION

                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

This Prospectus Supplement supplements our Prospectus dated January 29, 1999 relating to our debt securities, preferred stock, depositary shares and warrants (the "Prospectus").

                      ADDITIONAL COMPANY SENIOR SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Senior Securities" preceding the summary of the "Senior Medium-Term Notes, Series C" to reflect the offering of the Company Senior Securities described below following the date of the Prospectus:

5-3/4% Senior Notes Due 2004

o Initial  principal  amount of series  (subject to  increase):  $500,000,000
o Maturity date: April 15, 2004
o Interest payment dates:  April 15 and October 15
o Record  dates:  April 1 and  October  1
o Issuance  date:  April  26,  1999
o Redemption: Not redeemable prior to maturity and not subject to a sinking fund.

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Senior Securities" following the heading "Senior Medium-Term Notes, Series C" to reflect the issuance of additional Senior Medium-Term Notes, Series C following the date of the Prospectus:

Additional Senior Medium-Term Notes, Series C

We have issued $1,505,000,000           The interest rate bases or formulas
aggregate principal amount of our       applicable to Series C Notes that
Senior Medium-Term Notes, Series C      bear interest at floating rates are
(the "Series C Notes") since the date   indicated in the table below. The
of the Prospectus. In the table below   Series C Notes are not subject to a
we specify the following terms of       sinking fund and are not redeemable
those Series C Notes:                   unless a redemption date is indicated
o     Issuance Date;                    below. Unless otherwise indicated
o     Principal amount;                 below, Series C Notes that are
o     Maturity date;                    redeemable are redeemable at 100% of
o     Interest rate and redemption      their principal amount, plus accrued
      dates, if any.                    and unpaid interest, if any, to the
                                        redemption date.

                                                            Interest Rate/
Issuance Date       Principal Amount   Maturity Date        Redemption Dates
-------------       ----------------   -------------        ----------------

February 10, 1999     $100,000,000     February 10, 2004    5.69%

March 18, 1999          50,000,000     March 18, 2002       LIBOR Telerate reset
                                                            monthly + 0.135%

March 18, 1999          15,000,000     March 18, 2002       LIBOR Telerate reset
                                                            monthly +0.135%

March 26, 1999          35,000,000     March 26, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          50,000,000     April 23, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          20,000,000     April 23, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          75,000,000     April 23, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          50,000,000     April 23, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          25,000,000     April 23, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          25,000,000     April 23, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          35,000,000     April 23, 2002       LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          25,000,000     April 23, 2001       LIBOR Telerate reset
                                                            quarterly + 0.03%

April 29, 1999          50,000,000     April 26, 2001       LIBOR Telerate reset
                                                            quarterly + 0.03%

April 29, 1999         500,000,000     April 26, 2001       LIBOR Telerate reset
                                                            quarterly + 0.03%

April 29, 1999         150,000,000     April 26, 2001       LIBOR Telerate reset
                                                            quarterly + 0.03%

April 29, 1999          50,000,000     April 26, 2001       LIBOR Telerate reset
                                                            quarterly + 0.03%

April 29, 1999          75,000,000     April 29, 2002       LIBOR Telerate reset
                                                            quarterly +0.10%

                                                            Interest Rate/
Issuance Date       Principal Amount   Maturity Date        Redemption Dates
-------------       ----------------   -------------        ----------------

April 29, 1999          25,000,000     April 30, 2001       LIBOR Telerate reset
                                                            quarterly

April 30, 1999          75,000,000     April 30, 2002       LIBOR Telerate reset
                                                            quarterly + 0.10%

May 4, 1999             25,000,000     May 4, 2001          Federal Funds Rate
                                                            reset daily + 0.26%

May 4, 1999             50,000,000     May 6, 2002          Federal Funds Rate
                                                            reset daily + 0.35%


                   ADDITIONAL COMPANY SUBORDINATED SECURITIES


The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the summary of terms of the "6% Subordinated Notes Due April 1, 2008" to reflect the issuance of the Company Subordinated Securities described below following the date of the Prospectus:

6% Subordinated Notes Due 2009

o Initial  principal  amount of series  (subject to  increase):  $350,000,000
o Maturity  date:  February  15, 2009
o Interest  payment  dates:  February 15 and August 15
o Record dates:  February 1 and August 1
o Issuance date: February 23, 1999

The following is added to the section of of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the heading "Subordinated Medium-Term Notes, Series A" to reflect the issuance of additional Subordinated Medium-Term Notes, Series A following the date of the
Prospectus:

Additional Subordinated Medium-Term Notes, Series A

We have issued $240,000,000 aggregate    The interest rate bases or formulas
principal amount of our Subordinated     applicable to Series A Notes that bear
Medium-Term Notes, Series A (the         interest at floating rates are
"Series A Notes") since the date of      indicated in the table below. The
the Prospectus. In the table below we    Series A Notes are not subject to a
specify the following terms of those     sinking fund and are not redeemable
Series A Notes:                          unless a redemption date is indicated
o    Issuance date;                      below. Unless otherwise indicated
o    Principal amount;                   below, Series A Notes that are
o    Maturity date;                      redeemable are redeemable at 100% of
o    Interest rate and redemption        their principal amount, plus accrued
     dates, if any.                      and unpaid interest, if any, to the
                                         redemption date.


Additional Subordinated Medium-Term Notes, Series A


                                                       Interest Rate/
Issuance Date     Principal Amount   Maturity Date     Redemption Dates
-------------     ----------------   -------------     ----------------

March 5, 1999        $20,000,000     March 5, 2014     6.25%; redeemable in
                                                       whole only on quarterly
                                                       interest payment dates
                                                       on or after March 5, 2003

March 18, 1999        20,000,000     March 18, 2019    6.75%; redeemable in
                                                       whole only on
                                                       semi-annual interest
                                                       payment dates on or
                                                       after March 18, 2003

May 14, 1999          30,000,000     May 14, 2014      6.75%; redeemable in
                                                       whole only on
                                                       semi-annual interest
                                                       payment dates on or
                                                       after May 14, 2002

July 30, 1999         25,000,000     July 30, 2009     7.00%; redeemable in
                                                       whole only on quarterly
                                                       interest payment dates
                                                       on or after July 30, 2002

August 20, 1999       55,000,000     August 20, 2009   7.40%; redeemable in
                                                       whole only on semi-annual
                                                       interest payment dates
                                                       on or after August, 2002

                                                         Interest Rate/
Issuance Date    Principal Amount  Maturity Date       Redemption Dates
-------------    ----------------  -------------       ----------------

August 27, 1999       25,000,000   August 27, 2009     7.55%; redeemable in
                                                       whole only on semi-annual
                                                       interest payment dates
                                                       on or after August, 2002

August 27, 1999       40,000,000   August 27, 2009     7.375%; redeemable in
                                                       whole only on semi-annual
                                                       interest payment dates
                                                       on or after August, 2002

September 15, 1999    25,000,000   September 15, 2014  7.75%; redeemable in
                                                       whole only on semi-annual
                                                       interest payment dates
                                                       on or after September,
                                                       2003